INDEX

                          TO BYLAWS OF

                  FIRST LEESPORT BANCORP, INC.


ARTICLE I.     -    MEETINGS OF SHAREHOLDERS
     Section 101.   Place of Meetings
     Section 102.   Annual Meetings
     Section 103.   Special Meetings
     Section 104.   Conduct of Shareholders' Meetings

ARTICLE II.    -    DIRECTORS AND BOARD MEETINGS
     Section 201.   Management by Board of Directors
     Section 202.   Nomination for Directors
     Section 203.   Certain Director Qualifications
     Section 204.   Eligibility and Mandatory Retirement
     Section 205.   Number of Directors
     Section 206.   Classification of Directors
     Section 207.   Vacancies
     Section 208.   Compensation of Directors
     Section 209.   Regular Meetings
     Section 210.   Special Meetings
     Section 211.   Reports and Records
     Section 212.   Liability of Directors; Indemnification

ARTICLE III.   -    COMMITTEES
     Section 301.   Committees
     Section 302.   Executive Committee
     Section 303.   Appointment of Committee Members
     Section 304.   Organization and Proceedings

ARTICLE IV.    -    OFFICERS
     Section 401.   Officers
     Section 402.   Chairman of the Board
     Section 403.   Vice Chairman of the Board
     Section 404.   President
     Section 405.   Vice Presidents
     Section 406.   Secretary
     Section 407.   Treasurer
     Section 408.   Assistant Officers
     Section 409.   Compensation
     Section 410.   General Powers

ARTICLE V.     -    INDEMNIFICATION
     Section 501.   Mandatory Indemnification
     Section 502.   Optional Indemnification

ARTICLE VI.    -    SHARES OF CAPITAL STOCK
     Section 601.   Authority to Sign Share Certificates
     Section 602.   Lost or Destroyed Certificates

ARTICLE VII.   -    GENERAL  <PAGE 1>
     Section 701.   Fiscal Year
     Section 702.   Record Date
     Section 703.   Absentee Participation in Meeting
     Section 704.   Emergency Bylaws
     Section 705.   Severability

ARTICLE VIII.  -    AMENDMENT OR REPEAL
     Section 801.   Amendment or Repeal by the Board of
                    Directors
     Section 802.   Recording Amendments and Repeals

ARTICLE IX.    -    APPROVALS OF AMENDED BYLAWS AND RECORD
                    OF AMENDMENTS AND REPEALS
     Section 901.   Approval and Effective Date

                             BYLAWS

                               OF

                  FIRST LEESPORT BANCORP, INC.
                            RESTATED

     These Bylaws are supplemental to the Pennsylvania Business
     Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I.     MEETINGS OF SHAREHOLDERS.

     Section 101.   Place of Meetings.  All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to tine.

     Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors or the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by the shareholders entitled to cast at least twenty percent (20%) of the vote which all shareholders are entitled to cast at the particular meeting.

     Section 104. Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the Senior Vice Chairman shall preside or, in his/her absence, the Vice Chairman. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II.    DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation
<PAGE 3> or these Bylaws directed or required to be exercised or done by the shareholders.

     Section 202. Nomination for Directors. Nominations for directors to be elected at an annual meeting of shareholders, except those made by Management of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the twentieth (20th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Presiding Officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

     Section 203. Certain Director Qualifications. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated. No person who was not a Director of the corporation on December 31, 1985, shall be eligible for election as a Director who does not have, and for at least one year prior to the time of election has not had, his principal residence in Berks County, Pennsylvania.

     Section 204. Eligibility and Mandatory Retirement. Commencing with the annual meeting of shareholders of the Corporation to be held in 1994, no person shall be eligible for nomination or for election to the Board of Directors of the Corporation if such person would attain the age of seventy (70) years at any time during such person's term as a Director, if elected. The Board of Directors may designate one or more persons who have retired from the Board as honorary members of the Board of Directors. Such honorary members of the Board of Directors may attend meetings of the Board of Directors, but shall have no authority to vote or receive compensation.

     Section 205. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five
(25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board
<PAGE 4> of Directors or by resolution of the shareholders at any annual or special meeting thereof.

     Section 206. Classification of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight
(8) Directors; and Class 3, consisting of not more than nine (9) Directors. The initial Directors of Class I shall serve until the third (3rd) annual meeting of shareholders. At the third
(3rd) annual meeting of the shareholders, the Directors of Class I shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three
(3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first
(1st) annual meeting of shareholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three
(3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

     Section 207. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board even though less than a quorum. Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of Directors in which the vacancy existed; but if the vacancy is due to an increase in the number of Directors a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of Directors as nearly equal in number as possible. Each Director so elected shall be a Director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

     Section 208. Compensation of Directors. No Director shall be entitled to any salary as such, but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board. <PAGE 5>

     Section 209. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

     Directors shall attend a minimum of fifty percent (50%) of the regular meetings held in any calendar year unless such absences shall be excused by the Board of Directors in a manner prescribed by them from time to time. Failure to attend a minimum of fifty percent (50%) of the regular meetings of the Directors in any calendar year, without sufficient excuse, shall subject the Director to removal from the Board of Directors in such manner as the Board of Directors shall prescribe from time to time.

     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

     Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 210. Special Meetings. Special meetings of the Board of Directors may be called by the President or at the request of three (3) or more members of the Board of Directors.
A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization meeting following the election of the Directors.

     Section 211. Reports and Records. The reports of officers and Committees and the records of the proceedings of all
<PAGE 6> Committees shall be filed with the Secretary of the
Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

     Section 212.   Liability of Directors; Indemnification.

     Section 212.1 To the fullest extent permitted by the Directors' Liability Act (42 Pa. C.S. Section 8361 et seq.) and the Business Corporation Law of the Commonwealth of Pennsylvania, a director of the corporation shall not be personally liable to the corporation, its stockholders or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office as set forth in the Directors' Liability Act and such breach or failure constitutes self-dealing, willful misconduct, or recklessness. The provisions of this Section 212 shall not apply with respect to the responsibility or liability of a director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 212.2 (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          (b) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section 212.

          (c) The indemnification and advancement of expenses provided by this Section 212 shall not be deemed exclusive of any other right to which persons seeking indemnification and
<PAGE 7> advancement of expenses may be entitled under any
agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          (d) The corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Section 212 or otherwise, to or for the benefit of any person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 212.

     Section 212.3  The limitation of liability provided in
Section 212.1 and the right to indemnification and advancement of expenses provided in Section 212.2 shall apply to any action or failure to take any action occurring on or after January 27, 1987.

     Section 212.4 Notwithstanding anything herein contained to the contrary, this Section 212 may not be amended or repealed except by the affirmative vote of 75% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which shareholders of the corporation are then entitled to cast, except that, if the Business Corporation Law or the Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available to directors, officers, or others, then this Section 212 and any other provision of these By-Laws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly requires otherwise. Any repeal or modification of this Section 212 by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation or any right to indemnification from the corporation for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 212.5  If, for any reason, any provision of this
Section 212 shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such
<PAGE 8> other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Section 212 shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Section 212 shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE III.   COMMITTEES.

     Section 301.   Committees.  The following Committees of the
Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish.

     Section 302. Executive Committee. The Executive Committee shall consist of any three (3) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

     Section 303. Appointment of Committee Members. The Board of Directors shall elect the members of the Committees and the Chairman and Vice Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other Committees established by the Board of Directors, and the Chairman and Vice Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

     Section 304. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chairman and Vice Chairman, as it may deem necessary. A record of proceedings all of committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 211 of these Bylaws.

ARTICLE IV.    OFFICERS.

     Section 401. Officers. The Officers of the Corporation shall be a President, who shall be a member of the Board of Directors, one or more Vice Presidents, a Secretary, a Treasurer and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. The Board may
<PAGE 9> also elect a Chairman of the Board and so many Vice
Chairman as deemed advisable. All officers of the corporation shall be elected by the Board of Directors for such terms as the Board of Directors shall determine from time to time. Any Officer may be removed at any time with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his or her office for the current year for which he or she was elected or appointed by the Board unless such Officer shall resign, become disqualified or be removed at the pleasure of the Board of Directors.

     Section 402. Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board at the first regular meeting of the Board following each annual meeting of shareholders at which Directors are elected. The Chairman of the Board shall be an ex-officio member of all committees, shall preside at the meetings of the Board and the shareholders, and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 403. Vice Chairman of the Board. In the absence of the Chairman, a Vice Chairman, if elected, shall preside at meetings of shareholders and of the directors and shall perform such other duties as may from time to time be prescribed by the Board, by law, or these Bylaws.

     Section 404. President. The President shall be the Chief Executive Officer of the Bank and oversee all facets of its operation and shall report directly to the Board of Directors, be responsible to it and carry out those duties as directed by the Board. In the absence of a Chairman of the Board, the President shall serve as chairman of the Board. The President shall be an ex-officio member of all Committees of the Board of Directors, except the Audit Committee.

     Section 405. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President and his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank and in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

     Section 406. Secretary. The Secretary shall keep accurate minutes of the proceedings of all meetings of the shareholders and the directors in a book provided for that purpose. He/she shall keep a record of the attendance at all meetings of shareholders and directors and shall perform such other duties as may from time to time be prescribed by the Board, by law, or these Bylaws.
  <PAGE 10>
     Section 407. Treasurer. The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

     Section 408. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

     Section 409. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the President shall be fixed by or in the manner designated by the President.

     Section 410. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.     INDEMNIFICATION.

     Section 501. Mandatory Indemnification. The Corporation shall, to the full extent permitted by the Pennsylvania Business Corporation Law, as amended from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, Officer or Employee of the Corporation or of any of its subsidiaries.

     Section 502. Optional Indemnification. In all situations in which indemnification is not mandatory under Section 501 hereof, the Corporation may, to the full extent permitted by the Pennsylvania Business Corporation Law, as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto.

ARTICLE VI.    SHARES OF CAPITAL STOCK.

     Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant
Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant
Secretaries of the Corporation.  <PAGE 11>

     Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and
(c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII.   GENERAL.

     Section 701.   Fiscal Year.  The fiscal year of the
Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

     Section 702. Record Date. The Board of Directors may fix any time whatsoever (but not more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

     Section 703. Absentee Participation in Meeting. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

     Section 704. Emergency Bylaws. In the event any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the
Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgement of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and
  <PAGE 12>
          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 705. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

     Section 801. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

     Section 802. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.

ARTICLE IX.    APPROVALS OF AMENDED BYLAWS AND RECORD OF
               AMENDMENTS AND REPEALS.

     Section 901. Approval and Effective Date. These Bylaws have been approved as the Bylaws of the Corporation this ______ day of ___________ and shall be effected as of said date.


                              __________________________________
                                        Secretary
  <PAGE 13>